Exhibit 4.2

AMENDMENT NO. 11 TO
RECEIVABLES PURCHASE AND CONTRIBUTION AGREEMENT

THIS AMENDMENT NO. 11 TO RECEIVABLES PURCHASE AND CONTRIBUTION AGREEMENT, dated as of April 17, 2013 (this “Amendment”), is between CDF Funding, Inc., a Delaware corporation, as seller (the “Seller”), and GE Dealer Floorplan Master Note Trust, a statutory trust organized under the laws of the State of Delaware, as buyer (the “Buyer”).

BACKGROUND

WHEREAS, the Seller and the Buyer are parties to a receivables purchase and contribution agreement, dated as of August 12, 2004 (as amended, modified or supplemented prior to the date hereof, the “Receivables Purchase and Contribution Agreement”), and the parties hereto desire to amend the Receivables Purchase and Contribution Agreement as set forth herein;

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Definitions. Capitalized terms defined in the Receivables Purchase and Contribution Agreement and used but not otherwise defined herein have the meanings given to them in (or by reference in) the Receivables Purchase and Contribution Agreement.

SECTION 2. Amendment.

(a)          Section 1.1 of the Receivables Purchase and Contribution Agreement is hereby amended by:

(i)          amending the definition of “Account” by substituting the term “Removal Cut-Off Date” for the term “Removal Date” where it appears in the second sentence thereof.

(ii)         amending clause (ii) of the definition of “Account Schedule” by deleting the words “date specified therein; provided that such date shall be no earlier than the tenth Business Day prior to the Removal Date” where they appear therein and substituting the words “Removal Cut-Off Date” therefor.

(iii)        adding the following definition in the appropriate alphabetical order:

““Removal Cut-Off Date” means the date set forth in the written notice delivered pursuant to Section 2.7 as the removal cut-off date with respect to the proposed Removed Accounts or the reassignment of Transferred Receivables, as applicable.”

Amendment No. 11 to Receivables Purchase and Contribution Agreement

(b)          clause (iv) of Section 2.6(a) of the Receivables Purchase and Contribution Agreement is hereby amended and restated in its entirety to read as follows:

“(iv) If at the end of any Monthly Period, the Free Equity Amount (calculated on a pro forma basis after giving effect to any payment of principal on the Notes to occur on or prior to the following Payment Date and any deposits to be made to the Excess Funding Account by the Issuer in accordance with the Indenture and each Indenture Supplement on or prior to the following Payment Date) is less than the Minimum Free Equity Amount or the Note Trust Principal Balance is less than the Required Principal Balance (calculated on a pro forma basis after giving effect to any payment of principal on the Notes to occur on or prior to the following Payment Date and any adjustment in the numerator used to calculate the allocation percentages for Principal Collections with respect to any Series in connection with a principal payment to be made on or prior to the following Payment Date), Seller shall designate Additional Accounts on or before the Payment Date following such Monthly Period. The amount of the required addition is the amount necessary so that the Free Equity Amount and the Note Trust Principal Balance (in each case computed on a pro forma basis as if the Additional Accounts had been designated prior to the end of the Monthly Period) would at least equal the Minimum Free Equity Amount and Required Principal Balance, respectively (in each case calculated on a pro forma basis after giving effect to any payment of principal on the Notes and any deposits made to the Excess Funding Account to occur on or prior to the following Payment Date and any adjustment in the numerator used to calculate the allocation percentages for Principal Collections with respect to any Series in connection with a principal payment to be made on or prior to the following Payment Date).”

(c)          Section 2.7 of the Receivables Purchase and Contribution Agreement is hereby amended by:

(i)          amending and restating clause (i) of the second sentence of the first paragraph thereof in its entirety to read as follows:

“(i) on or before the Business Day immediately preceding the Removal Date, the Seller shall have given the Buyer written notice of such request specifying the Removal Date and Removal Cut-Off Date;”

(ii)         amending and restating the third paragraph thereof in its entirety to read as follows:

“Upon satisfaction of the above conditions (and subject to receipt by Buyer of the reassignment price set forth below): (i) Buyer shall execute and deliver to Seller or its designee a written reassignment in substantially the form of Exhibit B (the “Reassignment”); (ii) the Account Schedule shall be deemed to have been amended to remove such Removed Accounts; and (iii) Buyer shall, without further action, be deemed to transfer, assign, set over and otherwise convey to Seller or its designee, effective as of the Removal Cut-Off Date, without recourse, representation or warranty, all the right, title and interest of Buyer in and to the Transferred Receivables arising in such Removed Accounts, the Collateral Security and Collections and Recoveries with respect thereto, and all monies due or to become due and all amounts received or receivable with respect thereto and Insurance Proceeds relating thereto and all proceeds of the foregoing). In addition, Buyer shall execute such other documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by Seller to effect the conveyance of Transferred Receivables pursuant to clause (iii) of the previous sentence. Any reassignment of the Transferred Receivables arising in Removed Accounts pursuant to this Section 2.7 shall be reassigned to the Seller for a purchase price equal to the fair market value of such Transferred Receivables as of the Removal Cut-Off Date as agreed upon by the Buyer and the Seller prior to such reassignment, and such purchase price shall be treated as Collections of such Receivables.”

2	Amendment No. 11 to Receivables Purchase and Contribution Agreement

(iii)        amending and restating the sixth paragraph thereof in its entirety to read as follows:

“With respect to any Transferred Receivable that has been designated for purchase by a Manufacturer in connection with the termination of the related Floorplan Agreement pursuant to the terms of such Floorplan Agreement (an “Involuntary Removal”), (i) Buyer shall execute and deliver to the Seller or its designee a Reassignment; and (ii) Buyer shall, upon receipt by Buyer of the repurchase price set forth below, without further action, be deemed to transfer, assign, set over and otherwise convey to Seller or its designee, effective as of the related Removal Cut-Off Date, without recourse, representation or warranty, all the right, title and interest of Buyer in and to such Transferred Receivable, and solely to the extent relating to such assigned Transferred Receivables, the Collateral Security with respect thereto. For the avoidance of doubt, if any Transferred Receivable is repurchased in connection with the termination of the related Floorplan Agreement under this Section 2.7, all Transferred Receivables arising under such Floorplan Agreement shall be repurchased. The conditions described above in this Section 2.7 (other than the condition set forth in clause (i) of the second sentence of Section 2.7 which shall apply) shall not apply to an Involuntary Removal pursuant to this paragraph. Any repurchase of the Transferred Receivables pursuant to this paragraph shall be repurchased by the Seller for a purchase price equal to the fair market value of such Transferred Receivables as of the Removal Cut-Off Date as agreed upon by Buyer and Seller prior to such repurchase, and such purchase price shall be treated as Collections of such Receivables.”

(iv)        amending and restating the penultimate paragraph thereof to read as follows:

“For the avoidance of doubt, the conditions specified in Section 3.10(l) of the Master Indenture shall apply to the removal of Accounts and the reassignment of Transferred Receivables pursuant to this Section 2.7; provided that such conditions shall not apply to the removal of Inactive Accounts, Ineligible Accounts reassigned pursuant to Section 6.1(c) or any Transferred Receivable reassigned pursuant to the immediately preceding paragraph.”

3	Amendment No. 11 to Receivables Purchase and Contribution Agreement

(d)          Exhibit B of the Receivables Purchase and Contribution Agreement is hereby amended by:

(i)          adding the following definition to Section 1 thereof in the appropriate alphabetical order:

““Removal Cut-Off Date” means, with respect to the [Removed Accounts]1 [Transferred Receivables]2 designated hereby, __________________.”

(ii)         by deleting the words “Removal Date” each time they appear in Section 3 thereof and substituting the words “Removal Cut-Off Date” therefor.

(iii)        by deleting the words “on and after” each time they appear in Section 3 thereof and substituting the words “effective as of” therefor.

(iv)        by deleting the words “as of the Removal Date” each time they appear in section 4(b) thereof.

SECTION 3. Representations and Warranties. In order to induce the parties hereto to enter into this Amendment, each of the parties hereto represents and warrants unto the other parties hereto as set forth in this Section 3:

(a)          Due Authorization, Non Contravention, etc. The execution, delivery and performance by such party of the Amendment are within its powers, have been duly authorized by all necessary action, and do not (i) contravene its organizational documents; or (ii) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting it; and

(b)          Validity, etc. This Amendment constitutes the legal, valid and binding obligation of such party enforceable against such party in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights and general equitable principles.

SECTION 4. Binding Effect; Ratification.

(a)          This Amendment is dated as of the date first set forth above and shall become effective when counterparts hereof shall have been executed and delivered by the parties hereto, and thereafter this Amendment shall be binding on the parties hereto and their respective successors and assigns.

(b)          The Receivables Purchase and Contribution Agreement, as amended hereby, remains in full force and effect. On and after the date hereof, each reference in the Receivables Purchase and Contribution Agreement to “this Agreement”, “hereof”, “hereunder” or words of like import, and each reference in any other Related Document to the Receivables Purchase and Contribution Agreement, shall mean and be a reference to such Receivables Purchase and Contribution Agreement, as amended hereby.

4	Amendment No. 11 to Receivables Purchase and Contribution Agreement

(c)          Except as expressly amended hereby, the Receivables Purchase and Contribution Agreement shall remain in full force and effect and is hereby ratified and confirmed by the parties hereto.

SECTION 5. Miscellaneous.

(a)          THIS AMENDMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW, BUT WITHOUT REGARD TO ANY OTHER CONFLICT OF LAWS PROVISIONS THEREOF) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

(b)          EACH PARTY HERETO HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIM OR DISPUTES BETWEEN THEM PERTAINING TO THIS AMENDMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AMENDMENT; PROVIDED, THAT EACH PARTY HERETO ACKNOWLEDGES THAT ANY APPEAL FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE BOROUGH OF MANHATTAN IN NEW YORK CITY. EACH PARTY HERETO SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH PARTY HERETO WAIVES ANY OBJECTION THAT SUCH PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AT ITS ADDRESS DETERMINED IN ACCORDANCE WITH SECTION 7.1 OF THE RECEIVABLES PURCHASE AND CONTRIBUTION AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PARTY’S ACTUAL RECEIPT THEREOF OR THREE DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL, PROPER POSTAGE PREPAID. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

(c)          BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

5	Amendment No. 11 to Receivables Purchase and Contribution Agreement

(d)          Headings used herein are for convenience of reference only and shall not affect the meaning of this Amendment or any provision hereof.

(e)          This Amendment may be executed in any number of counterparts, and by the parties hereto on separate counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(f)          Executed counterparts of this Amendment may be delivered electronically.

[SIGNATURES FOLLOW]

6	Amendment No. 11 to Receivables Purchase and Contribution Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

CDF FUNDING, INC.,
as the Seller

By:	/s/ John E. Peak
Name:	John E. Peak
Title:	Vice President

S-1	Amendment No. 11 to Receivables Purchase and Contribution Agreement

GE DEALER FLOORPLAN MASTER NOTE TRUST, as the Buyer

By:	BNY MELLON TRUST OF DELAWARE,
not in its individual capacity,
but solely as Trustee on behalf of the Buyer

By:	/s/ Kristine K. Gullo
Name:	Kristine K. Gullo
Title:	Vice President

S-2	Amendment No. 11 to Receivables Purchase and Contribution Agreement